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                                (QLT INC. LOGO)


news release


        QLT DISCONTINUES TARIQUIDAR PHASE III NON-SMALL CELL LUNG CANCER
          TRIALS FOLLOWING PLANNED INTERIM ANALYSIS BY THE INDEPENDENT
                        DATA SAFETY MONITORING COMMITTEE

          QLT Intends to Carefully Review the Data In Order to Plan for
                           Next Steps for Tariquidar

FOR IMMEDIATE RELEASE                                               MAY 12, 2003

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it will stop its current Phase III tariquidar trials in non-small cell lung cancer. This decision was made by QLT following a recommendation by the Independent Data Safety Monitoring Committee (DSMC) who completed the unblinded review of the data for both ongoing trials in this indication.

Members of the Company's clinical development team will now be unblinded so that they have opportunity to review all of the data and can make informed decisions about plans for future development of tariquidar. Data from the 304 patients already enrolled in these studies represents the largest collection of efficacy and safety data from randomized, placebo-controlled studies of a third generation P-gp inhibitor and will offer valuable insight into the potential for tariquidar in this or other indications. It is QLT's intention to exploit the value of this database and make planning decisions for tariquidar after a thorough analysis of such data.

QLT expects that there will be savings associated with stopping the trial, and will update what that potential impact might be after a careful review of the interim analysis.

The DSMC is an independent panel of experts who are not participating in the studies. The primary responsibility of the DSMC is to oversee the studies and safeguard the interests of current and future participants in these trials.

ABOUT TARIQUIDAR
Enrollment began in June 2002, for the two phase III clinical trials using tariquidar as an adjunctive treatment in combination with first-line chemotherapy for non-small cell lung cancer (NSCLC) patients. Approximately 1000 patients were to be enrolled in two randomized, multi-centered, placebo-controlled trials using tariquidar in combination with two of the most commonly used chemotherapy regimens (paclitaxel plus carboplatin or vinorelbine alone).



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The trials were conducted at roughly 100 centers located throughout North
America and Europe, and were designed to demonstrate the ability of tariquidar to enhance the efficacy of chemotherapy agents. This occurs by preventing or overcoming resistance due to overexpression of P-glycoprotein (P-gp), a membrane protein that pumps chemotherapeutic agents out of cancer cells.

Tariquidar was in-licensed from Xenova Group plc (NASDAQ NM: XNVA; London Stock Exchange: XEN) for the development and marketing rights in North America in August 2001.

ABOUT QLT
QLT Inc. (NASDAQ: QLTI; TSX: QLT) is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com.

CONFERENCE CALL INFORMATION
QLT Inc. will hold an analyst and institutional investor conference call to discuss this item on Monday, May 12 at 5:00 p.m. EST (2:00 p.m. PST) via telephone at (416) 695-5806. The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at (416) 695-5800, access code 1422099.


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QLT Inc.:                                             Media Contact:
--------                                              -------------
Therese Hayes                                         Anna Wright (James Hoggan)
Telephone: 604-707-7000 or 1-800-663-5486             Telephone: 604-742-4261
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to: the potential positive impact on QLT's EPS and the possibility that tariquidar could be developed further. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: clinical development programs may not be successful, and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.


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